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                                                      Exhibit 10.7


                         	GENERAL ASSIGNMENT

GENERAL ASSIGNMENT dated as of October 30, 1998, from Primary Care Medical Centers of America, Inc., a Delaware corporation (the "Seller"), to Camber Companies, LLC, a Delaware limited liability company (the "Purchaser").

The Seller and the Purchaser, along with Kohlberg & Company, L.L.C., a Delaware limited liability company, Seal Holdings Corporation, a Delaware corporation, and Monsanto Company, a Delaware corporation, are party to a Business Combination Agreement dated as of October 9, 1998 (the "Combination Agreement"). It is a condition precedent to the Purchaser's obligations under the Combination Agreement that the Seller delivers this General Assignment. Capitalized terms used herein but not defined herein shall have the meanings assigned such terms in the Combination Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller hereby agrees as follows:

1.	The Seller hereby sells and transfers to the Purchaser, and the Purchaser accepts from the Seller, all of the Seller's right, title and interest in and to all Contracts set forth on Schedule F-2-1 hereto (the "Transferred Agreements").

2.	From time to time after the date hereof, the Seller will execute and deliver to the Purchaser such instruments of sale, transfer, conveyance, assignment and delivery, and such consents, assurances, powers of attorney and other instruments as may be reasonably requested by the Purchaser or its counsel in order to vest in the Purchaser all right, title and interest of the Seller in and to the Transferred Agreements and otherwise in order to carry out the purpose and intent of this General Assignment and the purpose and intent of this General Assignment and the Combination Agreement.

3.	Notwithstanding any other provision of this General Assignment to the contrary, nothing contained in this General Assignment shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including the warranties, covenants, agreements, conditions, representations or, in general, any of the rights and remedies, and any of the obligations and indemnifications set forth in the Combination Agreement nor shall this General Assignment expand or enlarge any remedies under the Combination Agreement including without limitation any limits on indemnification specified therein. This General Assignment is intended only to effect the transfer of certain property transferred pursuant to the Combination Agreement and shall be governed entirely in accordance with the terms and conditions of the Combination Agreement.

IN WITNESS WHEREOF, the Seller has caused this General Assignment to be executed and delivered on the date and year first written above.



PRIMARY CARE MEDICAL CENTERS OF AMERICA, INC.


By:	  /s/ Thomas M. Ferguson
Title:      Chairman/CEO


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               	SCHEDULE F-2-1 C PCMC Transferred Agreements

1. Letter of Intent dated September 3, 1998 for the Acquisition of Practice of Dr. Robert Tannenbaum.

2. Letter of Intent dated September 3, 1998 for the Acquisition of Practice of Mr. David Rusnak.

3. Letter of Intent dated September 3, 1998 for the Acquisition of Practice of Dr. Andrew Hope.

4. Letter of Intent dated September 2, 1998 for the Acquisition of Practice of Dr. Alexander Keith.

5. Letter of Intent dated August 19, 1998 for the Acquisition of Practice of N.E. Pain & Rehab, Inc.

6. Letter of Intent dated July 29, 1998 for the Acquisition of Practice of Mr. Dan Mulhern.

7. Letter of Intent dated July 23, 1998 for the Acquisition of Practice of Dr. John Merrick.

8. Letter of Intent dated July 22, 1998 for the Acquisition of Practice of Dr. David McCarthy.

9. Letter of Intent dated July 21, 1998 for the Acquisition of Brown-Arrowhead Clinics.

10. Letter of Intent dated July 15, 1998 for the Acquisition of Practice of Dr. Clifford Janssen.

11. Letter of Intent dated July 21, 1998 for the Acquisition of Practice of Dr. Thomas H. Pratt.

12. Letter of Intent dated July 9, 1998 for the Acquisition of Practice of Dr. Amaro Exposito.

13. Joint Development Agreement and Letter of Intent, each dated as of June 1, 1998, between Monsanto Health Solutions and Primary Care Medical Centers of America, Inc., as amended by the First Amendment dated June 10, 1998, the Second Amendment dated July 31, 1998, the Third Amendment dated August 3, 1998 and the Fourth Amendment dated August 10, 1998.